SUB-ITEM 77 C:  Submission of
matters to a vote of security holders


FEDERATED PREMIER MUNICIPAL INCOME FUND
An Annual Meeting of Fund shareholders
(Common Shares and Preferred Shares)
was held on September
17, 2010. On July 8, 2010, the record
date for shareholders voting at the meeting, there were 6,158,894 total outstanding shares. The following item was considered by shareholders and
the results of their voting
are listed below. Unless otherwise noted, each matter was approved.
Election of four Class I Trustees -
 Common Shares and Preferred Shares:
1. John F. Donahue
For





Withheld
Authority
to Vote
5,801,423

145,669

2. John T. Conroy, Jr.
For





Withheld
Authority
to Vote
5,826,095

120,997

3. Maureen Lally-Green
For





Withheld
Authority
to Vote
5,834,588

112,503

3. Thomas M. O'Neill
For





Withheld
Authority
to Vote
5,836,788

110,303


An Annual Meeting of Fund shareholders
(Preferred Shares) was held on September
 17, 2010. On July 8,
2010, the record date for shareholders
 voting at the meeting, there were 1,463
total outstanding shares. The
following item was considered by shareholders
 and the results of their voting are listed below.
Unless
otherwise noted, each matter was approved.
Election of Two Trustees - Preferred Shares only:
1. Peter E. Madden
For





Withheld
Authority
to Vote
587

1

2. John S. Walsh
For





Withheld
Authority
to Vote
587

1

The following Trustees of the Fund
continued their terms as Trustees of the
Fund:   J. Christopher Donahue,
Nicholas P. Constantakis, John F. Cunningham,
Charles F. Mansfield, Jr., R. James Nicholson and James F. Will.

The Definitive Proxy Statement for this
Annual Meeting was filed with the Securities and Exchange Commission on July 21, 2010, and is incorporated by reference. (File No.
811-21235)